Exhibit 31.1
CERTIFICATION

I, Paul F. Truex, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on FORM 10-K of Anthera Pharmaceuticals, Inc.; and

2.
based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

April 20, 2016	By:	/s/ Paul F. Truex
Paul F. Truex Chief Executive Officer (Principal Executive Officer)